Exhibit 10.3

EQUITY TRANSFER AGREEMENT

(1)	ANHUI JIANGHUAI MODINE CLIMATE CONTROL CO., LTD.

(2)	MODINE MANUFACTURING COMPANY

(3)	SONGZ AUTOMOBILE AIR CONDITIONING CO., LTD.

MAY 27, 2009

This Agreement is signed by the following parties in Shanghai on the 27th day of May 2009:

1.
ANHUI JIANGHUAI MODINE CLIMATE CONTROL CO., LTD., a company duly incorporated and validly existing under the laws of the People’s Republic of China (“PRC”), having its legal address at Shixin Road, Hefei Economic & Technological Development Area, Hefei 230601, Anhui, PRC (the “Company”);

2.
MODINE MANUFACTURING COMPANY, a company duly incorporated and validly existing under the laws of the State of Wisconsin, USA, having its principal place of business at 1500 DeKoven Avenue, Racine, Wisconsin 53403 USA (the “Transferor”); and

3.
SONGZ AUTOMOBILE AIR CONDITIONING CO., LTD., a company duly incorporated and validly existing under the laws of the PRC, having its legal address at No. 4999 Huaning Road, South Industrial Park, Xinzhuang, Minhang District, Shanghai 201108, PRC (the “Transferee”).

The Transferor, the Transferee and the Company are individually referred to as a “Party” and collectively as the “Parties”.

WHEREAS:

A.
The Company is a Sino-foreign equity joint venture duly incorporated and validly existing under the laws of the PRC.  The registered capital of the Company is United States Dollars two million eight hundred thousand (US$2,800,000).

B.	The Transferor is the foreign shareholder of the Company, having a 50% shareholding in the Company, and has fully paid up its capital contribution.

C.	The Transferor intends to transfer to the Transferee and the Transferee intends to acquire a 25% shareholding in the Company from the Transferor.

D.
The Transferor also intends to sign an equity transfer agreement on or around the date of this Agreement with each of Chan King Hai and the Company regarding the transfer of an additional 25% shareholding in the Company by the Transferor to Chan King Hai.

E.	Accordingly, the Parties have agreed on the transfer of shares to the Transferee and the other matters set out herein in accordance with the terms and conditions of this Agreement.

1.	DEFINITIONS AND INTERPRETATION

(a)	Definitions

Unless the terms or context of this Agreement otherwise provide, the following terms shall have the meanings set out below:

“Agreement” shall mean this Equity Transfer Agreement, the attachments and schedules hereto (if any), as the same may be amended, supplemented or modified from time to time in accordance with clause 10(f).

“Ancillary Agreements” shall mean:

(a)
the Equity Transfer Agreement to be signed by the Transferor, the Company and Chan King Hai on or around the date of this Agreement regarding the transfer of a 25% shareholding in the Company by the Transferor to Chan King Hai; and

(b)
the Release and Discharge to be signed by the Transferor, the Company, JAC and MK which provides for mutual releases and discharges and which terminates the following technology license and related agreements, each of which was entered into between MK and the Company:

(i)	Technical Assistance Agreement dated September 1, 2004 regarding air conditioning and heating systems for new SUV model S504;

(ii)	Technical Assistance Agreement dated July 19, 2005 regarding air conditioning and heating systems for passenger vehicle model C926;

(iii)	Technology License Agreement – Air Conditioning and Heating System for Truck – dated November 28, 2005 regarding air conditioning systems and components for heavy duty truck;

(iv)	General Terms and Conditions of the Contract dated July 31, 2007, setting forth general conditions governing future technology license or technical assistance agreements between the two parties;

(v)	Amendment to Technical License and Assistance Agreement of Vehicle Model “Starex” dated February 27, 2007 by which the term of the original “Starex” agreement was extended; and

(vi)
Special Conditions to General Terms and Conditions (Vehicle Model:  A-108, BMPH, H-1 of Generation 4) dated July 31, 2007 regarding the following vehicle models:  A-108 A/Con; BMPH A/Con and H-1 (Generation 4) A/Con.

“Approval Authority” shall mean the Ministry of Commerce of the PRC or its local counterparts (i.e. the approving authority of this Agreement).

“Arbitration Committee” shall mean China International Economic and Trade Arbitration Commission, Shanghai Branch.

“Business Day” shall mean a day other than Saturday, Sunday or any day on which banks located in China are authorized or obligated to close.

“Chan King Hai” shall mean a natural person (home visiting permit number: H0625145200, a Hong Kong Chinese national), having Block C, 1/F, 6-10 Hau Wong Road, Kowloon, Hong Kong SAR, China, as his residential address.

“China” or “PRC” shall mean the People's Republic of China, excluding the Hong Kong Special Administrative Region, Macao Special Administrative Region and Taiwan, for purposes of this Agreement.

“Completion” shall have the meaning given to such term in clause 5.

“Completion Date” shall mean (i) the first Business Day after the day on which the Company receives the New Business License and the Transferee receives the approval by SAFE approving the payment of the Purchase Price, or (ii) such other date as the Transferor and Transferee shall agree in writing.

“Effective Date” shall mean the date on which this Agreement becomes effective pursuant to clause 4(a).

“Equity Transferred” shall mean 25% of the Company’s shares.

“Escrow Account” shall mean an account that is established by the Transferee and is controlled jointly by the Transferor and Transferee in accordance with the Escrow Agreement.

“Escrow Agent” shall mean JPMorgan Chase Bank (China) Company Limited.

“Escrow Agreement” shall mean the escrow agreement signed by the Transferor, the Transferee and the Escrow Agent on May, 2009 regarding the management and payment of the Purchase Price.

“JAC” shall mean Hefei Jianghuai Automotive Company Ltd., a company incorporated and validly existing under the Laws of China, having its principal place of business at 176 Dongliu Road, Hefei 230022, China.

“Law” shall mean all laws, statutes, rules, regulations, ordinances, orders and other pronouncements having the effect of law in China and any foreign country or any domestic or foreign province, county, city or other political subdivision or of any governmental or regulatory authority, other than any non-public or internal policy, rule, order, guidance or administrative practice of, or applied by, any governmental or regulatory authorities except to the extent that any such non-public or internal policy, rule, order, guidance or administrative practice is actually known to any relevant person.

“MK” shall mean Modine Korea LLC, a direct subsidiary of Transferor organized and existing under the laws of the Republic of Korea, having its principal place of business at 121 MaeGok-Li, Tangjung-Myun, Asan City, Chungcheong-nam-do, Korea.

“New Articles” shall mean the new articles of association of the Company dated as of the date hereof and signed by the Transferee, JAC and Chan King Hai, which will become effective upon approval by the relevant Approval Authority.

“New Business License” shall mean the new business license to be issued by the Registration Authority to the Company registering the transfer of Equity Transferred.

“New Certificate of Approval” shall mean the new approval certificate issued by the Approval Authority approving the transfer of the Equity Transferred.

“New JV Contract” shall mean the sino-foreign joint venture agreement dated as of the date hereof and signed by the Transferee, JAC and Chan King Hai regarding their joint venture arrangement in the Company.

“Purchase Price” shall mean the purchase price to be paid by the Transferee to the Transferor according to clause 3(a).

“Renminbi” or “RMB” shall mean the lawful currency of China.

“Registration Authority” shall mean the State Administration of Industry and Commerce of the PRC or its local counterpart, which is the company registration authority in China.

“SAFE” shall mean the State Administration of Foreign Exchange of the PRC or its local counterpart.

“Transaction Documents” shall mean each or all of this Agreement, the New Articles, the New JV Contract and the Ancillary Agreements (and all relevant ancillary documents required or necessary for the consummation of the transactions contemplated herein and therein).

“United States Dollars” or “USD” shall mean the lawful currency of the United States of America.

(b)	Interpretation

All references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Agreement unless otherwise specified. The words "hereof," "herein," and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provisions of this Agreement.  The singular terms include the plural and the plural terms include the singular.  The headings used in this Agreement have been inserted for convenience of reference only and do not define or limit the provisions hereof.

2.	EQUITY TRANSFER

(a)	The Transferor hereby transfers to the Transferee and the Transferee hereby purchases from the Transferor the Equity Transferred.

(b)
The Company undertakes and guarantees that, upon the signing of this Agreement and the fulfilment by the Transferee of its payment obligation under clause 3(b), it shall forthwith apply to the Approval Authority for approval on the transfer of Equity Transferred in accordance with the relevant Laws.  The Company further undertakes and guarantees that, upon the approval of the transfer of Equity Transferred by the Approval Authority, it shall register the transfer of Equity Transferred with the Registration Authority on a timely basis in accordance with the relevant Laws.

(c)	This Agreement shall be effective on the Effective Date. The Transferee shall bear the responsibilities as a shareholder under the New Articles and the New JV Contract on the Effective Date.

3.	PURCHASE PRICE AND PAYMENT

(a)	The Parties agree that the Purchase Price is Renminbi eighteen million (RMB18,000,000).

(b)
The Purchase Price shall be due and payable on the date of this Agreement.  The Transferee shall pay the Purchase Price to the Escrow Account on the date of this Agreement and provide the relevant proof of payment to the Transferor after making such payment.  If payment is overdue, the Transferee shall pay to the Escrow Account interest on the overdue amount, at the base lending rate of the People’s Bank of China on the due date, accruing from the due date until the date on which such payment is made.

(c)
If any taxes, fees or other charges (including, but not limited to, withholding income tax) are levied on the Purchase Price in China then the Transferor shall be solely responsible for bearing such taxes, fees or charges.  The Transferee shall be entitled to withhold such taxes from the Purchase Price if required by Chinese Law and be responsible to pay the relevant tax on behalf of the Transferor, unless the Transferee receives from the Transferor written confirmation issued by the competent PRC tax authority that the Purchase Price is exempt from PRC tax prior to the time the Transferee is required by Law to pay such tax to the PRC tax authority.  The Transferee shall deliver the original of the tax payment receipt to the Transferor.

(d)
The Transferee hereby undertakes and guarantees that it shall withhold and pay the relevant tax on behalf of the Transferor to the relevant tax authority immediately after the Effective Date and apply to the SAFE for the payment of Purchase Price to the Transferor outside of China in United States Dollars.  Upon obtaining the relevant SAFE approval, the Transferee shall promptly provide such approval to the Escrow Agent for payment of the Purchase Price (after deducting the relevant withholding tax paid by the Transferee on behalf of the Transferor) in United States Dollars from the Escrow Account to the following bank account of the Transferor or any other bank account subsequently informed by the Transferor in writing in accordance with the Escrow Agreement and the relevant Laws:

Bank:	M&I Marshall & Ilsley Bank

Bank Address:	700 N. Water Street
Milwaukee, Wisconsin, USA

SWIFT:	MARLUS44

Account number:	24161368

Account name:	Modine Manufacturing Company

The applicable exchange rate shall be the benchmark exchange rate announced by the People’s Bank of China at the close of business on the Effective Date.

4.	EFFECTIVE DATE

(a)	This Agreement shall become effective on the day when the last of the following conditions has been fulfilled (the “Effective Date”):

(i)	this Agreement has been approved by the Approval Authority in writing;

(ii)	the New Articles and the New JV Contract have been approved by the Approval Authority in writing;

(iii)	the New Certificate of Approval of the Company has been issued by the Approval Authority.

5.	COMPLETION

(a)
The completion of the sale of the Equity Transferred (the “Completion”) shall take place on the Completion Date at the office of the Transferor’s subsidiary in Shanghai located at Room 3201, Haitong Securities Tower, 689 Guangdong Road, Huangpu District, Shanghai, PRC or at such other place as the Transferor and the Transferee may agree.

(b)	At the Completion:

(i)	the Company shall provide each item as specified in clause 6(a) and (b);

(ii)	the Transferee shall provide each item as specified in clause 6(a);

(iii)	the Transferor shall provide each item as specified in clause 6(b); and

(iv)	the Transferee shall provide the necessary approval and instruction to the Escrow Agent for the payment of the Purchase Price to the Transferor as set out in clause 3(d).

(c)
Except as set out in clauses 6(d) and (e), the failure to complete the equity transfer provided for in this Agreement on the date and time and at the place determined pursuant to clause 5 will not result in the termination of this Agreement and will not relieve any Party of any obligation under this Agreement.

6.	CONDITION PRECEDENTS TO COMPLETION

(a)
The obligations of the Transferor under this Agreement are subject to the satisfaction, at or before the Completion, of each of the following conditions (all or any of which may be waived in whole or in part by the Transferor in its sole discretion to the extent permitted by the Laws of the PRC):

(i)	Execution of the Transaction Documents Each of the Transaction Documents shall have been duly executed and delivered to the Transferor by the Transferee and the Company.

(ii)
Performance  The Transferee and the Company shall have performed and complied with each agreement, covenant and obligation required by the Transaction Documents to be so performed or complied with by the Transferee or the Company at or before the Completion, including, but not limited to, the payment obligations of the Transferee under clause 3(b).

(iii)
Approvals  All such consents, approvals and actions of, filings with and notices to any governmental authority necessary to permit the Transferee and the Company to perform their obligations under the Transaction Documents and to consummate the transactions contemplated thereby, to the extent required or agreed to be obtained, made or given prior to the Completion, including without limitation:

(A)	the approval reply by the Approval Authority to the Company (including its approval of this Agreement, the New Articles and the New JV Contract);

(B)	the issuance of the New Certificate of Approval by the Approval Authority to the Company;

(C)	the issuance of approval by SAFE to the Transferee approving the payment of the Purchase Price; and

(D)	the issuance of the New Business License by the Registration Authority to the Company;

shall have been duly obtained, made or given, and shall be in full force and effect as of the Completion Date.

(iv)
Third Party Consents  All material consents, waivers and approvals from any other person, in each case, necessary or required to be obtained by the Transferee and the Company for or in connection with the execution, delivery or performance of the Transaction Documents, shall have been obtained and remain in full force and effect.

(v)
Resolutions.  Necessary resolutions of the Transferee and the Company shall have been adopted approving the Transaction Documents and appointing their respective authorized representatives to execute the Transaction Documents on behalf of them.

(b)
The obligations of the Transferee under this Agreement are subject to the satisfaction, at or before the Completion, of each of the following conditions (all or any of which may be waived in whole or in part by the Transferee in its sole discretion to the extent permitted by the Laws of the PRC):

(i)	Execution of the Transaction Documents Each of the Transaction Documents shall have been duly executed and delivered to the Transferee by the Transferor and the Company.

(ii)
Performance  The Transferor and the Company shall have performed and complied with each agreement, covenant and obligation required by the Transaction Documents to be so performed or complied with by the Transferor or the Company at or before the Completion.

(iii)
Approvals  All such consents, approvals and actions of, filings with and notices to any governmental authority necessary to permit the Transferee and the Company to perform their obligations under the Transaction Documents and to consummate the transactions contemplated thereby, to the extent required or agreed to be obtained, made or given prior to the Completion, including without limitation:

(A)	the approval reply by the Approval Authority to the Company (including its approval of this Agreement, the New Articles and the New JV Contract);

(B)	the issuance of the New Certificate of Approval by the Approval Authority to the Company; and

(C)	the issuance of the New Business License by the Registration Authority to the Company;

shall have been duly obtained, made or given, and shall be in full force and effect as of the Completion Date.

(iv)
Third Party Consents  All material consents, waivers and approvals from any other person, in each case, necessary or required to be obtained by the Transferor and the Company for or in connection with the execution, delivery or performance of the Transaction Documents, have been obtained and remain in full force and effect.

(v)
Resolutions  Necessary resolutions of the Transferor and the Company shall have been adopted approving the Transaction Documents and appointing their respective authorized representatives to execute the Transaction Documents on behalf of them.

(vi)
The Transferor’s Warranty  The Transferor warrants that the shares to be transferred have not been mortgaged, seized nor being restrained by any realistic or potential third party dispute and are not subject to any encumbrances whatsoever.

(c)	The Parties shall use their best endeavour to ensure that all conditions set out in clauses 6 (a) and (b) shall be fulfilled within fifty (50) days after the date of this Agreement.

(d)	This Agreement may be terminated and the transaction contemplated hereby abandoned at any time prior to Completion as follows:

(i)	by mutual agreement by the Transferee and the Transferor;

(ii)
by the Transferor if any of the conditions set out in clause 6(a) is not fulfilled by the Transferee within fifty (50) days after the date of this Agreement; or by the Transferee if any of the conditions set out in clause 6(b) is not fulfilled by the Transferor by within fifty (50) days after the date of this Agreement; or

(iii)
by the non-breaching Party if the other Party is in breach of any term of this Agreement and such breach has not been cured within ten (10) Business Days after the notice of such breach by the non-breaching Party.

(e)
If any of Transaction Documents that require necessary approvals from the Approval Authority are not approved by the Approval Authority within thirty-five (35) days after the date of this Agreement, or if any variations or additions to any of such documents are not acceptable by the Parties then such documents shall be void and the status quo ante this Agreement shall be reinstated.

(f)
If, after the Effective Date, this Agreement is terminated pursuant to its terms after the Effective Date, the Parties shall do and execute or procure to be done and executed all such further acts, deeds, documents and things as may be necessary to forthwith transfer the Equity Transferred from the Transferee to the Transferor and the Transferor or the Escrow Agent (as the case may be) shall forthwith refund the Purchase Price (after deducting the withholding income tax paid) to the Transferee.  This clause 6(f) shall survive the termination of this Agreement.

7.	CONFIDENTIALITY

(a)
Each Party (the “Recipient” for purpose of this clause 7) will hold all copies of documents and information furnished by any of the other Parties (a “Disclosing Party” for purpose of this clause 7) in connection with this Agreement or the transactions contemplated hereby in strict confidence from any person unless: (i) compelled to disclose by judicial or administrative process (including without limitation, in connection with obtaining the necessary approvals of this Agreement and the transactions contemplated hereby of governmental or regulatory authorities) or by other requirements of Laws of relevant jurisdictions; or (ii) disclosed in any action, suit, proceeding, inquiry, investigation either before or brought by governmental or regulatory authority, or brought by a Party hereto in pursuit of its rights or in the exercise of its remedies hereunder.  In the event of compelled disclosure or agreed disclosures by the Parties, the Parties shall notify and consult with each other on the contents and methods of the relevant disclosure in advance.

8.	NOTICE

(a)	All notices and correspondence relating to this Agreement shall be sent by facsimile, courier service or registered mail to the appropriate address or fax number of each Party specified below:-

If to the Company:-	176 Dong Liu Road, Hefei 230022
Anhui, PRC
Attn.:-     Mr. Chen Zhi Ping
Fax:-        86-551-2296610

If to the Transferor:-	1500 DeKoven Avenue
Racine, Wisconsin
53403 USA
Attn:-	General Counsel
Fax:-	1-262-6317720

If to the Transferee:-	No.4999 Huaning Road
South Industrial Park
Xinzhuang, Minhang District
Shanghai 201108
Attn:-      Zhao Peng
Fax:-         86-21-54665239

(b)
Each Party may, by facsimile transmission, or by letter sent by courier service or registered mail, notify the other Parties of any change in its address or facsimile number for the purpose of correspondence at any time.

(c)
Any important notice or correspondence sent by facsimile shall be confirmed by letter sent by courier or registered mail (provided that failure to send such confirmation shall not invalidate the notice or correspondence sent by facsimile).  The Party that sends out any important notice or correspondence by facsimile shall convey a request to the addressee to acknowledge receipt of the same.

(d)
Every notice or correspondence shall be deemed to have been received, in the case of a facsimile transmission, at the time of the transmission (provided that if the date of transmission is not a Business Day in the place of business of the addressee, it shall be deemed to have been received at the opening of business on the next such Business Day, and provided further that the transmission is evidenced by electronic confirmation of receipt) and in the case of a letter, when delivered personally by courier (or the equivalent) or two (2) Business Days after the same has been posted by registered airmail.

9.	DISPUTE RESOLUTION

(a)	In the event of any dispute on the interpretation or performance of this Agreement, the Parties shall attempt in the first instance to resolve such dispute through friendly consultations.

(b)
In the event such dispute is not resolved through consultations within sixty (60) days after the date such consultations were first requested in writing by a Party, then any Party may submit the dispute for arbitration to the Arbitration Committee in accordance with the arbitration rules of the Arbitration Committee then in force at the time of application for arbitration.

(c)
The arbitration proceedings shall be conducted in the English and Chinese languages.  Each of the claimant(s) and the respondent(s) shall appoint one (1) arbitrator and an additional arbitrator shall be appointed by the Arbitration Committee and be the presiding arbitrator.

(d)
All costs of arbitration (including but not limited to arbitration fees, costs of arbitrators and legal fees and disbursements) shall be borne by the losing party, unless otherwise determined by the Arbitration Committee.

(e)	The Parties irrevocably agree that any award made by the Arbitration Committee shall be final and binding on the Parties.

10.	MISCELLANEOUS

(a)
The Company hereby undertakes and warrants that it shall use its best endeavour to offer employment contracts with the following individuals: (i) Sang Shik Kwon; (ii) Tae Ho Lee; (iii) Sung Soo Kim; and (iv) Woo Sik Park by the Completion Date. The terms and conditions of such employment contracts shall no be less favourable than the terms and conditions of the current employment between the aforesaid individuals and MK.

(b)
Assignment  Except for any transfer or assignment by Transferor or Transferee of rights under this Agreement by operation of law upon its dissolution, none of the Parties may assign their rights or privileges under this Agreement or the Ancillary Agreements without the prior written consent of the other Parties.

(c)
Waivers  Any Party’s failure to exercise or delay in exercising any right, power or privilege under this Agreement shall not operate as a waiver thereof, and any single or partial exercise of any right, power or privilege shall not preclude the exercise of any other right, power or privilege.

(d)	Costs Save as otherwise provided in this Agreement, each Party shall bear its own legal and other professional costs in relation to the preparation, negotiation and entry into of this Agreement.

(e)	Severability The illegality, invalidity, unenforceability of any provision of this Agreement shall not affect the validity or legality of any other provision of this Agreement.

(f)
Entire Agreement  This Agreement constitutes the entire agreement among the Parties concerning its subject matter and supersedes any prior agreements or arrangements (if any) among the Parties concerning the subject matter hereof.  Any changes, supplemental agreements or modifications shall be invalid unless such changes, supplemental agreements or modification are made in writing and signed by the Parties.

(g)
Further Assurances  Each Party agrees, at its own expense and at the request of the other Parties, to do everything reasonably necessary to give effect to this Agreement and the transactions contemplated hereunder (including, without limitation, the execution of documents) and to use all reasonable endeavours to cause relevant third parties to do likewise.

(h)
Language  This Agreement shall have six (6) originals in the English language and six (6) originals in the Chinese language.  Both language versions shall have equal validity.  The Chinese version shall prevail in case of any conflict between the two language versions.

(i)
Governing Law  The conclusion, validity, interpretation and performance of, and the settlement of disputes in connection with, this Agreement shall all be governed by the Laws of China.  General international commercial practice shall be applicable to a specific problem in cases where there are no published PRC Laws applicable to such cases.

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This Agreement is signed by the authorized representatives of the Parties on the date stated at the beginning of this Agreement.

ANHUI JIANGHUAI MODINE CLIMATE CONTROL CO., LTD.	MODINE MANUFACTURING COMPANY

Name:	Name: Thomas F. Marry

Position:	Position: Regional Vice President (Asia)

Witness’s Signature:	Witness’s Signature:

Name of Witness:	Name of Witness:

Occupation of Witness:	Occupation of Witness:

SONGZ AUTOMOBILE AIR CONDITIONING CO., LTD.

Name:

Position:

Witness’s Signature:

Name of Witness:

Occupation of Witness: